UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2016

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On June 14, 2016, Constellation Brands Canada, Inc. (“Constellation Canada”), an indirect, wholly owned subsidiary of Constellation Brands, Inc. (the “Company”), determined that it was appropriate to appoint John A. Wright to be Constellation Canada’s Chief Executive Officer and to enter into an Executive Employment Agreement (the “Employment Agreement”) with him, each of which will be effective August 1, 2016. The Employment Agreement will supersede Mr. Wright’s currently existing employment agreement with the Company, as well as any other employment letter arrangements between Mr. Wright and the Company or any of its affiliates, including Constellation Canada.

The Employment Agreement with Mr. Wright contains provisions concerning his term of employment, compensation, voluntary and involuntary termination, severance payments, and other termination benefits.

The term of Mr. Wright’s Employment Agreement with Constellation Canada runs from August 1, 2016 until August 1, 2017 (the “Initial Termination Date”), provided that on the Initial Termination Date, and on each subsequent anniversary thereof, the term shall automatically be extended by the parties for an additional one-year period, until Constellation Canada gives Mr. Wright notice, not less than 180 days prior to the Initial Termination Date, or an anniversary thereof, of a decision not to extend the Employment Agreement for an additional one-year period.

The Employment Agreement provides for an initial annual base salary level for Mr. Wright in the amount of CAD $700,000, which may be adjusted upwards by the Human Resources Committee of the Board of Directors of Constellation Canada (the “Committee”). In the event that Mr. Wright’s Employment Agreement expires or his employment is terminated by him for a Good Reason Termination or by Constellation Canada for any reason other than a For Cause Termination (as each term is defined in the Employment Agreement), the Employment Agreement provides for: (a) a lump-sum cash payment equal to two (2) times Mr. Wright’s base salary as in effect on the termination date, plus two (2) times the average annual bonus paid to him over the prior three (3) most recently completed fiscal years; (b) a series of twenty-four (24) monthly payments equal to the monthly cost of medical and dental coverage; (c) reasonable outplacement services for a period of eighteen (18) months; and (d) benefit coverage for the minimum statutory notice period required under the Employment Standards Act, 2000 (Ontario).

In addition, the Employment Agreement contains restrictions upon Mr. Wright’s ability, during and after the period of employment, to use confidential information or trade secrets of Constellation Canada or its affiliates, and during the period of employment and for a period of twelve (12) months after the end of the period of employment, to provide services that are competitive with Constellation Canada or its affiliates, or to solicit or induce employees to terminate their employment relationships with Constellation Canada or its affiliates.

The preceding description of Mr. Wright’s Employment Agreement is a summary and is qualified in its entirety by the Employment Agreement filed herewith as Exhibit 10.1, all of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Executive Employment Agreement effective as of August 1, 2016, between Constellation Brands Canada, Inc. and John A. Wright.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(10)	MATERIAL CONTRACTS

(10.1)	Executive Employment Agreement effective as of August 1, 2016, between Constellation Brands Canada, Inc. and John A. Wright (filed herewith). *

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.

(106)	STATIC POOL PDF

Not Applicable.

*	Designates management contract or compensatory plan or arrangement.